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                                                                     EXHIBIT 3.1

                          CORNERSTONE REALTY FUND, INC.

                            ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

            FIRST: The undersigned, Terry G. Roussel, whose address is 4590 MacArthur Blvd., Suite 610, Newport Beach, California 92660, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

            SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                          Cornerstone Realty Fund, Inc.

            THIRD: The Corporation is formed for the purpose of carrying on any lawful business.

            FOURTH: The address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

            FIFTH: The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

            SIXTH: The total number of shares of stock which the Corporation has authority to issue is 1,000 shares, $0.001 par value per share, all of one class. The aggregate par value of all authorized shares having a par value is $1. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the charter of the Corporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

            SEVENTH: The Corporation shall have a board of one director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial director is:

                                Terry G. Roussel

            EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, or any shares of outstanding stock.

                     (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

                     (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

            NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature;

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provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

            TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders of money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

            IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 21st day of October, 2004.

                                                     /s/ Terry G. Roussel

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                          CORNERSTONE REALTY FUND, INC.

                              ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:

      FIRST: The charter of Cornerstone Realty Fund, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article SECOND in its entirety and substituting in lieu thereof a new article to read as follows:

            SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                     Cornerstone Core Properties REIT, Inc.

      SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

      THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 9th day of May, 2005.

ATTEST:                                   CORNERSTONE REALTY FUND, INC.



By:  /s/ Alfred J. Pizzuro                By: Terry G. Roussel         (SEAL)
     ----------------------------             -------------------------
Name: Alfred J. Pizzuro                       Name: Terry G. Roussel
Title: Secretary                              Title: President